n e w s  r e l e a s e                                                       Humana Inc.
500 West Main Street
P.O. Box 1438
Louisville, KY  40201-1438

FOR MORE INFORMATION CONTACT:

Regina Nethery
Humana Investor Relations
(502) 580-3644
e-mail: Rnethery@humana.com

Tom Noland
Humana Corporate Communications
(502) 580-3674
e-mail: Tnoland@humana.com

Humana Prices $1.75 Billion Debt Offering and Intends to Complete $1 Billion of Share Repurchase by No Later than June 2015

Louisville, KY – September 16, 2014 – Humana Inc. (NYSE: HUM) announced today that it has priced a public offering of $1.75 billion in senior notes. These senior notes are comprised of $400 million of the company’s 2.625 percent senior notes, due October 1, 2019 at 99.995 percent of the principal amount, $600 million of the company’s 3.850 percent senior notes, due October 1, 2024, at 99.867 percent of the principal amount and $750 million of the company’s 4.950 percent senior notes, due October 1, 2044 at 99.518 percent of the principal amount (collectively, “Senior Notes Offerings”).  The offering is expected to close on September 19, 2014, subject to customary closing conditions.

The company expects net proceeds from the Senior Notes Offerings will be approximately $1.73 billion, after deducting underwriters’ discounts and estimated offering expenses.  The company anticipates such proceeds will be used to redeem its 6.45 percent senior notes maturing in June 2016, and to repurchase shares of its common stock pursuant to its existing share repurchase authorization or future share repurchase authorizations, with the intent to repurchase $1 billion of Humana outstanding shares (of the $2 billion authorized in September 2014) no later than June 30, 2015 (conditioned upon closing of the Senior Notes Offerings).  The company will use any net proceeds not applied to the foregoing uses for general corporate purposes.

Barclays Capital Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are acting as active joint book-running managers for the Senior Notes Offerings.

The Senior Notes Offerings are being made pursuant to an effective shelf registration statement (including a base prospectus) filed with the Securities and Exchange Commission (the “SEC”). The Senior Notes Offerings may be made only by means of a prospectus and related prospectus supplement, copies of which may be obtained by calling Barclays Capital Inc. toll free at 1-888-603-5847, J.P. Morgan Securities LLC at 1-212-834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322 or Wells Fargo Securities, LLC toll-free at 1-800-326-5897.  An electronic copy of the registration statement and prospectus supplement, together with the base prospectus, is available on the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Cautionary Statement

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:

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If Humana does not design and price its products properly and competitively, if the premiums Humana receives are insufficient to cover the cost of health care services delivered to its members, if the company is unable to implement clinical initiatives to provide a better health care experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefits expense are inadequate , Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. These estimates, however, involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends.

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If Humana fails to effectively implement its operational and strategic initiatives, particularly its Medicare initiatives, state-based contract strategy, and its participation in the new health insurance exchanges, the company’s business may be materially adversely affected, which is of particular importance given the concentration of the company’s revenues in these products.

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If Humana fails to properly maintain the integrity of its data, to strategically implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks, the company’s business may be materially adversely affected.

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Humana’s business may be materially adversely impacted by CMS’s adoption of a new coding set for diagnoses (commonly known as ICD-10), the implementation of which has been deferred to at least October 1, 2015.

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Humana is involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes relating to rate adjustments resulting from the Balanced Budget and Emergency Deficit Control Act of 1985, as amended, commonly referred to as “sequestration”; other provider contract disputes; and qui tam litigation brought by individuals on behalf of the government) and governmental and internal investigations, any of which, if resolved unfavorably to the company, could result in substantial monetary damages. Increased litigation and negative publicity could also increase the company’s cost of doing business.

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As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government health care programs including, among other things, loss of material government contracts, governmental audits and investigations, potential inadequacy of government-determined payment rates, potential restrictions on profitability, including by comparison of profitability of the company’s Medicare Advantage business to non-Medicare Advantage business, or other changes in the governmental programs in which Humana participates.

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The Health Care Reform Law, including The Patient Protection and Affordable Care Act and The Health Care and Education Reconciliation Act of 2010, could have a material adverse effect on Humana’s results of operations, including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company's medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible health insurance industry fee and other assessments; the company’s financial position, including the company's ability to maintain the value of its goodwill; and the company’s cash flows. In addition, if Humana is unable to adjust its business model to address the non-deductible health insurance industry fee and other assessments, including the three-year commercial reinsurance fee, such as through the reduction of the company’s operating costs, there can be no assurance that the non-deductible health insurance industry fee and other assessments would not have a material adverse effect on the company’s results of operations, financial position, and cash flows.

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Humana’s participation in, and the operational functionality of, the new federal and state health care exchanges, which have experienced certain technical difficulties in their early implementation and which entail uncertainties associated with mix and volume of business, could adversely affect the company’s results of operations, financial position, and cash flows.

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Humana’s business activities are subject to substantial government regulation. New laws or regulations, or changes in existing laws or regulations or their manner of application could increase the company’s cost of doing business and may adversely affect the company’s business, profitability and cash flows.

•	Any failure to manage operating costs could hamper Humana’s profitability.

•	Any failure by Humana to manage acquisitions and other significant transactions successfully may have a material adverse effect on its results of operations, financial position, and cash flows.

•	If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.

•	Humana’s pharmacy business is highly competitive and subjects it to regulations in addition to those the company faces with its core health benefits businesses.

•	Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.

•	If Humana does not continue to earn and retain purchase discounts and volume rebates from pharmaceutical manufacturers at current levels, Humana’s gross margins may decline.

•	Humana’s ability to obtain funds from certain of its licensed subsidiaries is restricted by state insurance regulations.

•	Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.

•	Changes in economic conditions could adversely affect Humana’s business and results of operations.

•	The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.

•	Given the current economic climate, Humana’s stock and the stock of other companies in the insurance industry may be increasingly subject to stock price and trading volume volatility.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:

• Form 10-K for the year ended December 31, 2013;

        • Form 10-Qs for the quarters ended March 31, 2014 and June 30, 2014;

• Form 8-Ks filed during 2014.

About Humana

Humana Inc., headquartered in Louisville, Ky., is a leading health and well-being company focused on making it easy for people to achieve their best health with clinical excellence through coordinated care. The company’s strategy integrates care delivery, the member experience, and clinical and consumer insights to encourage engagement, behavior change, proactive clinical outreach and wellness for the millions of people we serve across the country.